UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34276	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th Floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 2, 2010, Youbet.com, Inc. (“Youbet”) completed its merger with Tomahawk Merger Corp. (“Merger Sub”), a wholly-owned subsidiary of Churchill Downs Incorporated (“Churchill”), whereby Merger Sub merged with and into Youbet (the “Merger”). As a result of the Merger, Youbet became a wholly-owned subsidiary of Churchill. Immediately following the Merger, the surviving corporation from the Merger merged with and into Tomahawk Merger LLC (“Merger LLC”), a wholly-owned subsidiary of Churchill, with Merger LLC surviving and continuing as a wholly-owned subsidiary of Churchill (the “Subsequent Merger”). The Merger and the Subsequent Merger were effected pursuant to an Agreement and Plan of Merger, dated as of November 11, 2009 (the “Merger Agreement”), among Youbet, Churchill, Merger Sub and Merger LLC. The following events took place in connection with the consummation of the Merger and the Subsequent Merger:

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, Youbet terminated its Loan and Security Agreement (the “Youbet Credit Facility”) dated as of December 3, 2008, by and among Youbet, United Tote Company and Youbet Services Corporation, as borrowers, and National City Bank, as lender. In connection with terminating the Youbet Credit Facility, Youbet paid off its outstanding balance of approximately $2.5 million under the Youbet Credit Facility. Prior to its termination, the Youbet Credit Facility consisted of a $5.0 million revolving line of credit and a $10.0 million term loan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure under Item 3.01 and 3.03 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Youbet notified The NASDAQ Stock Market LLC (“NASDAQ”) on June 2, 2010 that each outstanding share of common stock of Youbet (together with the associated rights to acquire Youbet Series B Junior Participating Preferred Stock, “Youbet Common Stock”), par value $0.001 per share, other than shares for which the holder has properly demanded appraisal in accordance with Delaware General Corporation Law, treasury shares of Youbet, shares of Youbet Common Stock held by a wholly-owned subsidiary of Youbet or shares of Youbet Common Stock held by Churchill or any of Churchill’s wholly-owned subsidiaries, was converted into the right to receive (i) 0.0591 of a share of Churchill common stock (“Churchill Common Stock”) and (ii) $0.99 in cash (together, the “Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Youbet Common Stock are no longer listed on NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.

The Merger Agreement was adopted by Youbet’s stockholders at the special meeting of Youbet’s stockholders held on April 6, 2010, and the Merger and the Subsequent Merger were consummated on June 2, 2010.

Under the terms of the Merger Agreement, each outstanding share of Youbet Common Stock (other than shares for which the holder has properly demanded appraisal in accordance with Delaware General Corporation Law, treasury shares of Youbet, shares of Youbet Common Stock held by a wholly-owned subsidiary of Youbet or shares of Youbet Common Stock held by Churchill or any of Churchill’s wholly-owned subsidiaries) was converted into the right to receive the Merger Consideration. No fractional shares of Churchill Common Stock were issued in the Merger, and Youbet’s stockholders received cash (without interest) in lieu of fractional shares, if any, of Churchill Common Stock.

In addition, each outstanding vested and unvested Youbet stock option was cancelled at the effective time of the Merger and the holders of such options that were in the money received a mix of cash and Churchill Common Stock, in the same proportion that each such optionholder would have received if such optionholder was a Youbet stockholder, based upon the amount by which $0.99 plus the product of (i) 0.0591 and (ii) $32.04, the closing price of Churchill Common Stock on the Nasdaq Global Select Market on the day immediately prior to the effective time of the Merger, exceeded the exercise price of each such Youbet stock option.

Upon the effective time of the Merger, holders of Youbet Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Youbet (other than their right to receive the Merger Consideration and, if exercised in accordance with Delaware General Corporation Law, appraisal rights).

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on November 13, 2009, and are incorporated by reference herein.  Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 13, 2009, which complete copy of the Merger Agreement is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of Youbet occurred, and Youbet became a wholly-owned subsidiary of Churchill. The disclosure under Item 3.01 and 3.03 above is incorporated herein by reference.

To finance the payment of the aggregate Merger Consideration, Churchill used a combination of cash on hand and stock consideration.

Effective as of the effective time of the Merger, and pursuant to the terms of the Merger Agreement, the board of directors of Churchill appointed Michael Brodsky, a former director of Youbet, as a Class III director to serve until Churchill’s 2011 annual meeting of shareholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the Merger Agreement, upon completion of the Merger, the directors and officers of Merger Sub became the directors and officers of Youbet. Accordingly, each of David Goldberg, President and Chief Executive Officer, Susan Bracey, Chief Financial Officer, Michael Nelson, Corporate Controller, Michael Brodsky, Executive Chairman and Daniel Perini, General Counsel, ceased to hold his or her respective position with Youbet. In addition, F. Jack Liebau, David Goldberg, Michael Brodsky, Gary Adelson, Michael D. Sands, James Edgar, Michael Soenen and Raymond Anderson ceased to be members of the Youbet board and any respective committees to which they belonged.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger became the Certificate of Incorporation and Bylaws of Youbet.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of November 11, 2009, among Churchill Downs Incorporated, Youbet.com, Inc., Tomahawk Merger Corp. and Tomahawk Merger LLC (incorporated by reference to Exhibit 2.1 of Youbet.com, Inc.’s Current Report on Form 8-K, filed on November 13, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010	By:	/s/ David Goldberg
		Name:	David Goldberg
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated as of November 11, 2009, among Churchill Downs Incorporated, Youbet.com, Inc., Tomahawk Merger Corp. and Tomahawk Merger LLC (incorporated by reference to Exhibit 2.1 of Youbet.com, Inc.’s Current Report on Form 8-K, filed on November 13, 2009)